Exhibit 99.1

Asconi Announces That Its First Quarter 2005 10-QSB Will Be Delayed; Company

Releases Preliminary First Quarter 2005 Results

ORLANDO, Fla., May 24 /PRNewswire-FirstCall/ — Asconi Corporation (Amex: ACD), an Eastern European producer of wines and spirits, today announced that it was unable to file its Quarterly Report on Form 10-QSB for the three months ended March 31, 2005 (the “Quarterly Report”) within the timeframe under the filing extension as originally expected.

Previously, Asconi explained the reasons for the filing delay of its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 (the “Annual Report”), including additional time required by the Company to consider the effects of the previously disclosed Wells Notices on certain disclosures to be included in the Annual Report. Further, it has come to the Company’s attention that Michaelson & Co., P.A., the Company’s former auditors (“Michaelson”), will not grant the Company permission to re-use its report on the fiscal 2003 consolidated financial statements in the Annual Report. However, Michaelson has not, as of the date hereof, withdrawn its opinion on the Company’s consolidated financial statements as of and for the year ended December 31, 2003, as included in the Company’s Annual Report on Form 10-KSB/A for the year ended December 31, 2003. The Company’s consolidated financial statements as of and for the year ended December 31, 2003, as included in the Company’s Annual Report on Form 10-KSB/A for the year ended December 31, 2003, were audited by Michaelson, which firm in its report dated April 2, 2004 expressed an unqualified opinion on those financial statements. Except for certain reclassifications to conform to fiscal 2004 presentations, the fiscal 2003 consolidated financial statements, as included in the Annual Report, have been derived from, without adjustment, those included in the Company’s Annual Report on Form 10-KSB/A for the year ended December 31, 2003. Therefore, if the Company were to file such consolidated financial statements with the Annual Report, they would be deemed unaudited.

In light of the foregoing, the Company is in dialogue with its present independent auditors concerning the feasibility of the re-audit of the Company’s fiscal 2003 consolidated financial statements to be filed with the Annual Report. The Company currently expects to file its Annual and Quarterly Reports on or before June 15, 2005.

At the same time that it announced that the filing of the Quarterly Report was delayed, Asconi released the following preliminary financial information. Asconi indicated that the information was preliminary and unaudited as the audit of 2004 had not yet been completed, but that as of now the Company was not aware of any issues that were likely to result in material adjustments to the amounts reported.

In millions USD, except earnings per share	Three months ended March 31,
	2005	2004
Revenues	$5.3	$4.4
Net Income	0.2	0.4
Earnings per common share	$.02	$.05

	March 31, 2005	December 31, 2004
Shareholders’ Equity	$11.1	$10.9

Previously, the Company announced that the American Stock Exchange (AMEX) notified the Company that due to the Company’s failure to file the Annual Report, the Company was not in compliance with the currency in public reporting continued listing requirement under the AMEX Company Guide. The AMEX staff further notified the Company that it must regain its compliance with such listing requirements no later than June 15, 2005. In the event the AMEX staff does not meet this compliance deadline, the AMEX staff will initiate delisting proceedings. The Company may appeal a staff determination to initiate such proceedings and seek a hearing before an AMEX panel. The time and place of such a hearing will be determined by the Panel. If the Panel does not grant the relief sought by the Company, its securities could be de-listed from the AMEX and may continue to be listed on the OTC Bulletin Board.

About Asconi Corporation

Asconi Corporation (Amex: ACD - News) is a producer and distributor of wines and spirits in Eastern Europe. For more information, please visit http://www.asconi.com.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports of documents the Company files periodically with the SEC.